Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2016, relating to the consolidated financial statements and financial statement schedule of Intersections Inc., appearing in the Annual Report on Form 10-K of Intersections Inc. for the year ended December 31, 2015.
May 26, 2016